UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2022
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
________________________________________________

DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 16, 2022, Masimo Corporation (the “Company”) appointed Blair Tripodi, age 49, as its Chief Operating Officer (COO), Consumer Division. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Tripodi.
Prior to joining the Company, Mr. Tripodi was the Chief Commercial Officer of DEI Holdings, Inc. (“DEI”), a wholly owned subsidiary of Viper Holding Corporation, the parent company of Sound United, since September 2015. Mr. Tripodi joined DEI in January 2013 and served as Chief Marketing Officer and Senior Vice President, International for Sound United. Prior to joining DEI, Mr. Tripodi worked as Managing Director of Under Armour’s European, Middle Eastern and African business, being one of the first executives on the ground to help launch the global sports company. Mr. Tripodi’s previous experience includes serving as Director, Brand and Business Development for the U.S. Olympic Committee, as well as serving in various roles with Nike, Inc. Mr. Tripodi holds a Bachelors of Arts in Psychology from the University of Western Ontario.
On April 1, 2022, in connection with the Sound United Merger (as defined below), the Company entered into an employee offer letter with Mr. Tripodi (the “Offer Letter”).
Effective September 16, 2022, in connection with Mr. Tripodi appointment to COO, Consumer Division, his annualized salary was increased to $550,000 and he will have an annual target bonus of 100% of his base salary. Pursuant to the Offer Letter, Mr. Tripodi is eligible to receive a cash retention bonus in the amount of $225,000 if he remains employed 12 months following the closing of the Sound United Merger. Mr. Tripodi is also a limited participant in the Company’s 2007 Severance Protection Plan (the “Plan”), which provides that, if (a) Mr. Tripodi’s employment is terminated on the date of a Change in Control (as defined in the Plan) specifically because his current job, or similar job, is not offered to him on the date of such Change in Control, or (b) Mr. Tripodi’s employment is terminated by the Company without cause or if he terminates his employment with the Company for Good Reason (as defined in the Plan) upon or within 36 months of a Change in Control, fifty percent of Mr. Tripodi’s unvested and outstanding equity-based awards will immediately vest.
No equity awards were granted in connection with Mr. Tripodi’s appointment to COO, Consumer Division. However, in connection with the closing of the Company’s acquisition of Sound United on April 11, 2022, (the “Sound United Merger”), Mr. Tripodi was granted an award of restricted stock units having a grant date fair value of $600,000 (the “RSUs”) under the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”). The shares subject to the RSUs will vest over a five year period, with 20% of the shares subject to the RSU vesting on each one-year anniversary of the RSU grant date, subject to Mr. Tripodi’s continued employment with the Company. Also in connection with the closing of the Sound United Merger, Mr. Tripodi was granted an award of performance restricted stock units having a grant date fair value of $1,200,000 (the “PRSUs”) under the 2017 Plan. The shares subject to the PRSUs will vest upon satisfaction of certain performance milestones, subject to Mr. Tripodi’s continued employment with the Company.
The Company also entered into an indemnity agreement with Mr. Tripodi in the same form as its standard form of indemnity agreement with its other executive officers.
The foregoing description of the Offer Letter and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter and the Severance Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Information.
On September 16, 2022, the Company issued a press release announcing the appointment of Mr. Tripodi as its COO, Consumer Division. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Offer Letter, dated April 1, 2022, between the Company and Blair Tripodi
10.2	Amended and Restated 2007 Severance Protection Plan, Limited Participation Agreement, dated September 16, 2022 between the Company and Blair Tripodi
99.1	Press Release, Announcing Appointment of Chief Operating Officer, Consumer Division
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: September 19, 2022	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)